Exhibit 10.1

MOTORCAR PARTS OF AMERICA, INC.

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is made among Motorcar Parts of America, Inc., a New York corporation (the “Company”), Mel Marks and Melmarks Enterprises LLLP (each a “Holder” and collectively the “Holders”), as of December 3, 2012 (the “Effective Date”).

RECITALS

A.           The Company and the Holders are parties to a Right of First Refusal Agreement, dated as of May 3, 2012, relating to all shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), held by the Holders.

B.            The Company and the Holders agree to the purchase and sale of up to $300,000 of the Shares (as defined below) pursuant to the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

REPURCHASE OF SHARES

Section 1.1             Repurchase of Shares.  Subject to Section 1.2 hereof, at any time and from time to time on or prior to February 28, 2013, the Holders may elect to sell up to $300,000 of the Company’s Common Stock held by the Holders (the “Shares”) to the Company, and upon such election, the Company agrees to purchase up to $300,000 of the Shares from the Holders at the Purchase Price (as defined below), subject to the terms and conditions of this Agreement (the “Repurchase”).

Section 1.2             Notice of Sale.  If a Holder elects to sell the Shares to the Company, such Holder shall deliver to the Company (i) a written notice in the form attached hereto as Exhibit A (the “Notice”) specifying the number of Shares it elects to sell to the Company and, together with the Notice, (ii) the certificate or certificates evidencing the number of Shares it elects to sell to the Company, endorsed in blank or accompanied by duly executed assignment documents (the “Endorsed Shares”).  Within three (3) business days after the receipt of the Notice and the Endorsed Shares, the Company shall deliver to the Holder the Purchase Price for the Endorsed Shares, in cash, by same day wire transfer or by check; provided, however, that in no event shall the Company be obligated to purchase more than an aggregate of $300,000 of the Shares from the Holders.  The Holders hereby acknowledge and agree that, upon the terms and subject to the conditions contained herein, as of the date of the Notice, the Holders will no longer have any right, title or interest in the Endorsed Shares, and shall no longer be entitled to vote or receive dividends or be deemed the holders of the Endorsed Shares for any purpose.

Section 1.3             Representations by Holders.  In connection with the sale of the Shares to the Company, each Holder represents and warrants to the Company as follows:

(a)            Title to the Shares.  Such Holder is the sole owner of the Shares and has good, valid and marketable title to the Shares free and clear of all liens, charges, security interests, assessments, encumbrances, claims and restrictions of any kind including any liability to or claims of any creditor of such Holder.  Such Holder has never transferred or pledged any interest in the Shares to any person other than to the Company pursuant to this Agreement, and such Holder has not granted any rights to purchase the Shares to any other person or entity.

(b)            Authorization of Transaction.  Such Holder has the full, absolute and unrestricted right, power and authority to sell, transfer and assign the Shares to the Company pursuant to this Agreement and to enter into this Agreement.  No consent, approval or authorization of or notice to any third party is necessary in connection with the sale, purchase or delivery of the Shares and the performance by such Holder of its obligations and duties hereunder does not and will not violate any agreement to which such Holder is a party or by which such Holder is otherwise bound.

(c)            No Action.  There are no actions, proceedings or investigations pending or, to such Holder’s knowledge, threatened against or involving such Holder or the Shares that question the Repurchase or would prevent the consummation thereof.

(d)           Access to Information.  Such Holder is aware of the Company’s business affairs and financial condition and has received all information that it considers necessary or appropriate about the Company and the sale of the Shares to the Company to reach an informed and knowledgeable decision to sell the Shares to the Company.

(e)            Experience.  Such Holder hereby represents and warrants that the Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Shares.

(f)             Tax Liability.  Such Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the sale of the Shares.  Such Holder has relied solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to such Holder that may result from the Repurchase.  Such Holder understands that it (and not the Company) shall be responsible for any tax liability of such Holder that may arise as a result of the Repurchase.

(g)            Acknowledgement.  Such Holder acknowledges that it has not relied upon any person, firm, corporation or stockholder in making its decision to sell the Shares.

(h)            Further Assurances.  Such Holder covenants to make, execute, acknowledge and deliver all such other instruments, certificates, letters and other writings and amendments to this Agreement, and, in general, to take such further action as the Company, in its sole and absolute discretion, may consider necessary or proper in connection with or to carry out the Repurchase.

2.

(i)             Release.  From and after the Repurchase, such Holder, on behalf of itself and its successors and assigns, hereby releases the Company, its officers, directors, stockholders, employees, affiliates, representatives and agents from any and all claims, demands, and causes of action of any kind whatsoever, whether or not now known, suspected or claimed, which such Holder ever had, now has, or claims to have had arising exclusively out of the issuance or Repurchase of the Shares.  Subject to the limited scope of this release, this release applies and extends to all rights, causes of action, or claims asserted, or which could have been asserted, by such Holder as of the date of this Agreement, irrespective of the theory of recovery that could have been asserted.

Section 1.4             Certain Definitions.  As used in this Agreement, the following terms have the following respective meanings:

 “Purchase Price” means a purchase price per share equal to the amount that is 10% below the average daily Market Price per share for five (5) consecutive trading days immediately preceding the date of the Notice.

 “Market Price” means, as to any date, the closing price for the Common Stock, regular way, on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market.

ARTICLE II

MISCELLANEOUS

Section 2.1             Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Section 2.2             Assignment; Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void.  This Agreement shall be binding on the parties hereto, and their respective successors and assigns, and may not be amended, modified or supplemented in any manner, except by an instrument in writing signed on behalf of each party hereto.

Section 2.3             Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto and any such prior agreement of the parties hereto in respect of the subject matter contained therein is hereby terminated and canceled.

3.

Section 2.4             Counterparts; Electronic and Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered electronically (including by transmission of .pdf files) and by facsimile and, upon such delivery, such signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.

(Signature Page Follows)

4.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the Effective Date.

COMPANY:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ David Lee
Name:	David Lee
Title:	Chief Financial Officer

HOLDERS:

MEL MARKS

By:	/s/ Mel Marks

MELMARKS ENTERPRISES LLLP

By:	/s/ Mel Marks
Name: Mel Marks
Title: President

[Signature Page to Stock Repurchase Agreement]

Exhibit A

Form of Notice of Sale

[Date]

To:  Motorcar Parts of America, Inc. (the “Company”)

The undersigned hereby elects to sell [_________] Shares (as defined in the Agreement) to the Company, pursuant to the terms of the Stock Repurchase Agreement, dated as of December 3, 2012 (the “Agreement”), by and among the Company and the Shareholders (as defined in the Agreement), and tenders herewith the Endorsed Shares (as defined in the Agreement).

The undersigned hereby acknowledges and agrees that, upon the terms and subject to the conditions contained in the Agreement, as of the date of this Notice of Sale, the undersigned no longer has any right, title or interest in the Endorsed Shares, and is no longer entitled to vote or receive dividends or be deemed the holder of the Endorsed Shares for any purpose.

By:
Name:
Title: